UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

AbbVie Inc. (“AbbVie”) held its Annual Meeting of Stockholders on May 6, 2016.  The following is a summary of the matters voted on at that meeting.

(1)           The stockholders elected AbbVie’s Class I Directors with terms expiring in 2019, as follows:

Name	For	Withheld	Broker Non-Votes
William H.L. Burnside	1,096,503,500	27,564,642	252,971,981
Brett J. Hart	1,114,820,916	9,247,226	252,971,981
Edward J. Rapp	1,100,224,431	23,843,711	252,971,981

(2)           The stockholders ratified the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2016, as follows:

For	Against	Abstain
1,340,179,406	33,985,696	2,875,021

(3)           The stockholders approved, on an advisory basis, the compensation of AbbVie’s named executive officers listed in the proxy statement for the 2016 annual meeting, as follows:

For	Against	Abstain	Broker Non-Votes
1,060,483,805	56,453,483	7,130,854	252,971,981

(4)           The stockholders did not approve the management proposal regarding the annual election of directors, as follows:

For	Against	Abstain	Broker Non-Votes
1,113,543,016	5,999,908	4,525,218	252,971,981

(5)           The stockholders approved the material terms of performance goals under the AbbVie Performance Incentive Plan, as follows:

For	Against	Abstain	Broker Non-Votes
1,089,198,311	28,289,479	6,580,352	252,971,981

(6)           The stockholders did not approve a stockholder proposal regarding a drug disposal report, as follows:

For	Against	Abstain	Broker Non-Votes
71,469,196	880,815,791	171,783,155	252,971,981

(7)           The stockholders did not approve a stockholder proposal regarding a lobbying report, as follows:

For	Against	Abstain	Broker Non-Votes
284,683,921	683,454,925	155,929,296	252,971,981

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: May 10, 2016	By:	/s/ Laura J. Schumacher
Laura J. Schumacher
Executive Vice President, External Affairs,
General Counsel, and Corporate Secretary